Exhibit 5.1

August 22, 2023

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-8, as supplemented or amended from time to time (the “Registration Statement”), filed by WiSA Technologies, Inc. (formerly known as Summit Semiconductor, Inc. and Summit Wireless Technologies, Inc.), a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 22, 2023. The Registration Statement relates to the registration under the Securities Act of 954,164 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issuable or issued pursuant to the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (the “2018 LTIP”), which Shares include an aggregate of 234,750 shares of Common Stock (the “Reoffer Shares”) previously issued under the 2018 LTIP to the selling stockholders listed in a reoffer prospectus included in the Registration Statement (“Selling Stockholders”), which registers the proposed resale from time to time by the Selling Stockholders of the Reoffer Shares. We have been requested by the Company to render this opinion letter with respect to the legality of the Shares, including the Reoffer Shares, being registered under the Registration Statement.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s certificate of incorporation, as amended, (ii) the Company’s bylaws, as amended, and (iii) the Registration Statement, including all exhibits filed therewith, and have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and the representations made by the Selling Stockholders. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Shares, excluding the Reoffer Shares, have been duly authorized by the Company, and when granted and delivered by the Company to 2018 LTIP participants pursuant to the terms of the 2018 LTIP and the underlying award agreements executed pursuant to the 2018 LTIP in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock; and (ii) the Reoffer Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable shares of Common Stock.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the reoffer prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP

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